Item 77C

CASH EQUIVALENT FUND

The Proxy Statement on Schedule 14A for Cash Equivalent Fund (File No. 811-2899), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on February 21, 2002.